Exhibit 1.1

Execution Version

Kiniksa Pharmaceuticals, Ltd.

Class A Common Shares

Underwriting Agreement

       May 13, 2020

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Kiniksa Pharmaceuticals, Ltd., a Bermuda exempted company (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,400,000 Class A common shares (the “Firm Shares”) and, at the election of the Underwriters, up to 360,000 additional Class A common shares (the “Optional Shares”) of the Company (such Class A common shares of the Company being referred to herein as the “Common Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the “Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)       A registration statement on Form S-3 (File No. 333-231910) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)       (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)        For the purposes of this Agreement, the “Applicable Time” is 7:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the "Pricing Disclosure Package"), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with the Underwriter Information expressly for use therein;

(d)       The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. The Registration Statement does not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, as of the applicable effective date as to each part of the Registration Statement and, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information expressly for use therein;

(f)         Neither the Company nor any of its subsidiaries, when taken together as a whole, has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, (i) any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, (i) there has not been any change in the share capital (other than as a result of (x) the exercise of any share options or the award of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package and the Prospectus or (y) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (ii) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity (deficit) or results of operations of the Company and its subsidiaries, taken together as a whole, except as set forth or contemplated in the Pricing Disclosure Package, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus;

(g)        Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all tangible personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company or its subsidiaries are held, to the Company’s knowledge, under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries;

(h)       Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the Pricing Disclosure Package, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each Significant Subsidiary (as defined in Rule 1-02(x) of Regulation S-X under the Act) of the Company has been listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(i)        The Company has not failed to make any filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda;

(j)        The Company has an authorized capitalization as set forth in the Pricing Disclosure Package under the column labeled “Actual” under the caption “Capitalization” and all of the issued share capital of the Company has been duly authorized and validly issued and is fully paid and non-assessable and conforms to the description of the Common Shares contained in the Pricing Disclosure Package and Prospectus; and all of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k)       The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly authorized, validly issued, fully paid and non-assessable and will conform to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been complied with or otherwise waived;

(l)        The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation by the Company of the transactions contemplated in this Agreement and the Pricing Disclosure Package will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation, memorandum of association or bye-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority ("FINRA") of the underwriting terms and arrangements, the approval for listing the Shares on an exchange of The Nasdaq Stock Market LLC (the “Nasdaq”) and such consents, approvals, authorizations, registrations, orders or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(m)       Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, memorandum of association or bye-laws (or other applicable organizational document), (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or governmental or regulatory authority, or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)       The statements set forth in the Pricing Disclosure Package and the Prospectus under (i) the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Common Shares, and (ii) the captions “Business—Intellectual Property,” “Business—Government Regulation” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(o)       The statements in the Pricing Disclosure Package and the Prospectus under the caption “Material Bermuda and U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations to U.S. Holders,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(p)       Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)       The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(r)       At the time of filing the Initial Registration Statement, the Company was not and, as of the date hereof, is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(s)       PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(t)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the Company’s management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with the Company’s management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting; (u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, no material weakness or significant deficiency has been identified in the internal control over financial reporting of the Company, and there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(v)       The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(w)      The Company and its subsidiaries have filed all material tax returns required to be filed through the date hereof, or have duly requested extensions thereof, and have paid all material taxes shown as due thereon; all such tax returns are true and correct in all material respects; and no material deficiencies for taxes of the Company or any of its subsidiaries have been assessed or proposed adversely by a tax authority;

(x)       There are no transfer taxes, stamp duties, capital duties, stamp duty reserve tax or similar fees or charges payable by or on behalf of the Underwriters to the Bermuda government or any political subdivision or taxing authority thereof in connection with the sale and delivery of the Shares to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Shares to the initial purchasers thereof;

(y)       The Company or its subsidiaries own, or have obtained valid and enforceable licenses for, the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights, in each case, owned or purported to be owned or licensed or purported to be licensed to it, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, the Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights under the patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights necessary for, or material to the conduct of their businesses as currently conducted or as proposed to be conducted in the manner described in the Registration Statement, Pricing Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”); to the knowledge of the Company, the Company owns or has valid, binding and enforceable licenses or other rights to practice such Company Intellectual Property; the intellectual property owned by the Company or any of its subsidiaries is free and clear of all material liens and encumbrances; to the knowledge of the Company, all patents, trademarks and copyrights owned or licensed by the Company or any of its subsidiaries are valid, enforceable and subsisting; the Company and its subsidiaries have complied with the terms of each agreement pursuant to which material intellectual property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. Other than as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries is obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Company Intellectual Property (except for vendors providing services to the Company and its subsidiaries in the ordinary course of business), (ii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, alleging that the Company or any of its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s or any of its subsidiaries’ product candidates, processes or intellectual property, (iii) no action, suit, claim or other proceeding is pending, or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the patents or patent applications included in the Company Intellectual Property, or challenging the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property, (iv) neither the Company nor any of its subsidiaries has received notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or any of its subsidiaries’ product candidates, technology, processes or Company Intellectual Property, (v) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the product candidates or processes of the Company or any of its subsidiaries referred to in the Pricing Disclosure Package or the Prospectus do not currently, and will not upon commercialization, infringe any right or valid and issued patent claim of any third party, (vi) no third party has any ownership right in or to any Company Intellectual Property that is owned by the Company or any of its subsidiaries, and no third party has any ownership right in or to any Company Intellectual Property licensed to the Company or any of its subsidiaries, other than any licensor to the Company or such subsidiary (including, for clarity, any licensor to such licensor) of such Company Intellectual Property, (vii) the Company and its subsidiaries have taken reasonable measures to protect their confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or any of its subsidiaries or actions undertaken while employed or engaged with the Company of any of its subsidiaries, and (ix) to the knowledge of the Company, there is no infringement by third parties of any material Company Intellectual Property;

(z)       All material patents and patent applications owned by or licensed to the Company or any of its subsidiaries or under which the Company or any of its subsidiaries has rights have been duly and properly filed, prosecuted and maintained; no person having a duty of candor to the U.S. Patent and Trademark Office (“USPTO”) with respect to the prosecution of such patents has breached such duty; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which could form the basis of a finding of invalidity with respect to any patents that have issued;

(aa)     The Company and each of its subsidiaries (i) is, and since each of their respective date of incorporation, has been in compliance with all statutes, rules, regulations, and policies applicable to the ownership, testing, development, registration, licensure, manufacture, processing, use, recordkeeping, filing of reports, storage, import, export or disposal of any product developed or manufactured by or on behalf of the Company or such subsidiary, including, without limitation, the U.S. Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, the regulations promulgated pursuant to such laws, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58 and 312, the U.S. Animal Welfare Act and comparable state laws, and all other local, state, federal, national and foreign laws, rules, and regulations, applicable to the Company or any of its subsidiaries (collectively, the “Applicable Laws”), except where such non-compliance with Applicable Laws would not, individually or in the aggregate, have a Material Adverse Effect; (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting material non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except where a failure to so possess, invalidity, a failure to be in full force and effect, or such violation would not, individually or in the aggregate, have a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, or notice of adverse finding, any FDA Form 483, warning letter, untitled letter or other communication, from any governmental or regulatory authority, in each case, alleging or asserting material noncompliance with any Applicable Laws or Authorizations nor, to the knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action or communication threatened; (v) has not since each of their respective date of incorporation received written notice from any court or arbitrator or governmental or regulatory authority that such court, arbitrator or authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the knowledge of the Company, is any such limitation, suspension, modification or revocation threatened, except where such limitation, suspension, modification or revocation would not, individually or in the aggregate, have a Material Adverse Effect; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission), except where such failure would not, individually or in the aggregate, have a Material Adverse Effect; and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority;

(bb)     (i) The clinical trials and pre-clinical studies conducted by or on behalf of or sponsored by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has participated, and that are either described in the Pricing Disclosure Package and the Prospectus, or the results of which are referred to in the Pricing Disclosure Package or the Prospectus, or that are intended to be submitted to the European Medicines Agency (the “EMA”), the U.S. Food and Drug Administration (“FDA”) or similar foreign, state, and local governmental or regulatory authorities (collectively, the “Regulatory Authorities”) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with all Applicable Laws; (ii) the descriptions in the Pricing Disclosure Package and the Prospectus of the results of such trials and studies are accurate and complete in all material respects and fairly present the data derived from such trials and studies; (iii) the Company has no knowledge of any other trials the results of which are materially inconsistent with or otherwise could reasonably be expected to materially discredit or call into question the results described or referred to in the Pricing Disclosure Package or the Prospectus; and (iv) neither the Company nor any of its subsidiaries has received any written notices, correspondence or other written communication from any Regulatory Authority or any other governmental agency or any institutional review board or other similar entity which could lead to the termination, suspension or material modification of any clinical or pre-clinical trials that are described in the Pricing Disclosure Package or the Prospectus or the results of which are referred to in the Pricing Disclosure Package or the Prospectus;

(cc)     The Company and each of its subsidiaries has filed for and received all material Authorizations issued by, and has made all declarations and filings with, the applicable Regulatory Authorities that are necessary for the ownership or lease of its properties or the conduct of its business as currently conducted as described in the Pricing Disclosure Package and the Prospectus, or to permit the clinical trials as currently conducted by or on behalf of the Company or any of its subsidiaries, including, without limitation, all necessary EMA, FDA and other applicable regulatory agency Authorizations outside of the United States as applicable to the Company’s current clinical activities; and no event has occurred which allows, or after notice or lapse of time would allow, revocation, termination or modification of any such Authorization or result in any other material impairment of the rights of the holder of any such Authorization;

(dd)     Neither the Company nor any of its subsidiaries, nor any of its or any of its subsidiaries’ officers, directors or managing employees (as defined in 42 U.S.C. § 1320a-5(b)), is or has been excluded, suspended or debarred by FDA or comparable authorities pursuant to 21 U.S.C. 335a or similar laws, or from participation in any national or regional health care program, or made subject to any pending or, to the knowledge of the Company, threatened or contemplated action which could reasonably be expected to result in such exclusion, suspension or debarment;

(ee)     This Agreement has been duly authorized, executed and delivered by the Company;

(ff)       None of the Company or any of its subsidiaries or its or their directors or officers nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(gg)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(hh)     None of the Company or any of its subsidiaries or its or their directors or officers nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or target of Sanctions;

(ii)       The Company and, to the Company’s knowledge, its directors and officers are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that the Company is required to comply with, including Section 403 related to loans and Sections 302 and 906 related to certifications, as applicable;

(jj)       (1) The legality, validity, enforceability or admissibility of evidence of this Agreement and (2) the admissibility into evidence of the Registration Statement, the Pricing Disclosure Package and the Prospectus in any jurisdiction in which the Company is organized or does business is, in either case, not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(kk)     The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Bermuda law or public policy;

(ll)       Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus would be declared enforceable against the Company by the courts of Bermuda, without reconsideration or reexamination of the merits;

(mm)    Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Bermuda, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, may at any time be commenced, the Company has waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(nn)    The choice of laws of the State of New York as the governing law of this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus is a valid choice of law under the laws of Bermuda and will be recognized and given effect to in any such action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws, or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in the Borough of Manhattan in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(oo)     A holder of the Shares and each Underwriter has standing to bring an action before the appropriate courts in Bermuda for the enforcement of their respective rights under this Agreement and the Shares. It is not necessary or advisable in order for any of the Underwriters or a holder of Shares to enforce their respective rights under this Agreement, including the exercise of the remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda;

(pp)     Any statistical and market-related data included in the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(qq)     Neither the Company nor any of its subsidiaries has taken and the Company will not take, and will cause its subsidiaries not to take, directly or indirectly, without giving effect to activities by the Underwriters, any action that is designed to or that has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

(rr)       Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person;

(ss)      Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares;

(tt)      There are no debt securities or preferred shares of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined by Section 3(a)(62) of the Exchange Act;

(uu)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(vv)     The Company and each of its subsidiaries' information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, "IT Systems") are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each of its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including, all personal, personally identifiable, sensitive, confidential or regulated data ("Personal Data")) used in connection with their businesses, if any, and, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and each of its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, including, to the extent applicable, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et sec.) and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679);

(ww)    Except as disclosed in the Pricing Disclosure Package, there are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(xx)      No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any or all of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company. No governmental or regulatory approvals, consents, authorizations orders, licenses, registrations, clearances or qualifications are currently required in Bermuda or from any political subdivisions of the Bermuda government in order for the Company to pay dividends or other distributions declared by the Company to the holders of the Shares. All dividends and other distributions declared and payable on the Shares may under the current laws and regulations of Bermuda be freely transferred out of Bermuda, subject to any applicable Money Laundering Laws or Sanctions. No such dividends or other distributions are subject to withholding or other taxes under the current laws and regulations of Bermuda, in each case except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(yy)     The financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated, and for the periods indicated therein, subject in the case of unaudited financial statements, to normal year-end audit adjustments; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(zz)      The Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. To the Company's knowledge, it is in compliance with all listing requirements of the Nasdaq;

(aaa) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act; and

(bbb) From the time of filing of the Initial Registration Statement through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

2.         Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $17.24625, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 360,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4.        (a) The Shares to be purchased by each Underwriter hereunder, in electronic form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May 18, 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 (the “Closing Location”), and the Shares will be delivered at the Office of DTC or its designated location, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Underwriters:

(a)        To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Registration Statement, Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)       If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)       Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus, Preliminary Prospectus and any supplements and amendments thereto or to the Registration Statement in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or the Prospectus, to furnish you a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which you reasonably object in a timely manner, and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Underwriters shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)       If at any time prior to the First Time of Delivery (i) any event shall occur as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) if for any reason it shall be necessary to amend or supplement the Pricing Disclosure Package in order to comply with the Act or the Exchange Act, the Company will notify you and forthwith prepare and file with the Commission (to the extent required) and furnish without charge to each Underwriter and to any dealer in securities such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with the Act and the Exchange Act; provided, however, that before filing any such amendment or supplement to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein), the Company will furnish to you and your counsel a copy of the proposed filing for review and will not file any such amendment or supplement (or any document to be filed with the Commission and incorporated by reference in the Pricing Disclosure Package) to which you reasonably object in a timely manner;

(f)       To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)       During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to subscribe or purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives. The foregoing restrictions shall not apply to (A) the Shares to be sold hereunder and as otherwise disclosed in the Registration Statement, (B) grants of awards pursuant to equity incentive plans existing as of the date of this Agreement and disclosed in the Pricing Disclosure Package, (C) issuances of Common Shares pursuant to the exercise of awards granted pursuant to clause (B), (D) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Pricing Disclosure Package and the issuance of securities registered pursuant thereto, (E) issuances of securities under the Company's employee share purchase plan existing as of the date of this Agreement and described in the Pricing Disclosure Package, (F) issuances of Common Shares or securities exercisable for, convertible into or exchangeable for Common Shares in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving the Company and an unaffiliated third party and that includes a bona fide commercial relationship, (G) the issuance of securities pursuant to an agreement described in the Pricing Disclosure Package, including, for the avoidance of doubt, any ongoing obligations in respect of the Company’s acquisition of all of the outstanding capital stock of Primatope Therapeutics, Inc. (the “Primatope Acquisition”) and (H) the filing of any registration statement (or amendment to the Registration Statement) in connection with the registration of Common Shares issuable upon conversion of Class A1 common shares of the Company purchased in a concurrent private placement as disclosed in the Pricing Disclosure Package; provided that, other than the Primatope Acquisition, in the case of clause (F) such issuances shall not in the aggregate be greater than 5% of the total outstanding Common Shares of the Company outstanding immediately following the completion of this offering of Shares; and provided further that, other than the Primatope Acquisition, in the case of clause (F) the Company shall (i) cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement on substantially the same terms as the lock-up agreements referenced in Section 8(k) hereof for the remainder of the Company Lock-Up Period, and (ii) enter stop transfer instructions with the Company's transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives;

(h)       To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Disclosure Package under the caption “Use of Proceeds”;

(i)       To use its best efforts to maintain the listing for the Shares on the Nasdaq;

(j)       To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)       To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(g) hereof.

6.         (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information; and

(d)       The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto.

7.         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of any of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses of the Company related to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company, any such consultants and the Underwriters and their representatives (provided, however, that the Underwriters and the Company shall each pay 50% of the cost of chartering any aircraft to be used in connection with the road show by the Company and the Underwriters) and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the amount payable by the Company pursuant to subsections (iii) and (v) of this Section 7, for the fees and disbursements of counsel to the Underwriters described in such subsections, shall not exceed $15,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.         The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the date hereof and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Disclosure Package, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Taylors in association with Walkers, Bermuda counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(d)       Latham & Watkins LLP, special U.S. counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(e)       Latham & Watkins LLP, special U.S. tax counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(f)        Conyers Dill & Pearman Limited, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(g)       Proskauer Rose LLP, intellectual property counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to you;

(h)       On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Time of Delivery shall use a “cut-off date” not earlier than the date of the Prospectus;

(i)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(j)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Massachusetts State or Bermuda authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package;

(k)       The Shares to be sold at such Time of Delivery shall be listed and authorized for trading on the Nasdaq;

(l)       The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from the directors and executive officers of the Company, in form and substance satisfactory to you;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses;

(n)        The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of the chief financial officer of the Company, in form and substance reasonably satisfactory to you;

(o)       The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

(p)       The Company shall have furnished or caused to be furnished to you, at such Time of Delivery, such additional information, certificates, opinions or documents as the Representatives may reasonably request.

9.        (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information expressly for use therein.

(b)       Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, or any roadshow or Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, or any roadshow or Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the eighth, ninth and tenth paragraphs under the caption “Underwriting”.

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)       The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.       (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.       The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or its affiliates or any officer, director or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.       If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7, 9 and 21 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered.

13.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC or BofA Securities, Inc. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of you as the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; and BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to: ECM Legal, and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(g) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Equity Syndicate Desk. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9, 11 and 21 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter and the directors, officers and affiliates of the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.       Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission's office in Washington, D.C. is open for business.

16.       The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.        THIS AGREEMENT AND ANY MATTERS ARISING OUT OF OR RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.       The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.       The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22.      To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

23.      The Company irrevocably appoints Kiniksa Pharmaceuticals Corp., located in Lexington, Massachusetts, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 23, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

24. Recognition of the U.S. Special Resolution Regimes.

(a)   In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82; (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
Kiniksa Pharmaceutical, Ltd.

By:	/s/ Thomas Beetham
Name: Thomas Beetham
Title:Executive Vice President, Chief Legal Officer and Secretary

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:	/s/ Raffael Fiumara
Name: Raffael Fiumara
Title: Vice President

J.P. Morgan Securities LLC

By:	/s/ David Ke
Name: David Ke
Title: Executive Director

BofA Securities, Inc.

By:	/s/ Anurag Jindal
Name: Anurag Jindal
Title: Managing Director

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	912,000	136,800
J.P. Morgan Securities LLC	816,000	122,400
BofA Securities, Inc.	360,000	54,000
Wedbush Securities Inc.	168,000	25,200
JMP Securities LLC	144,000	21,600
Total	2,400,000	360,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow relating to the offering

(b) Additional Documents Incorporated by Reference:

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Shares is $18.25

The number of Firm Shares purchased by the Underwriters is 2,400,000

The number of Class A1 common shares purchased by one or more entities affiliated with Baker Bros. Advisors in a concurrent private placement at a price per share equal to the public offering price per share for the Shares is 1,600,000

(d) Written Testing-the-Waters Communications:

None